UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 12, 2009

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

142 West 57th Street, New York, New York		10019-3300
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-887-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 12, 2009 the Board of Directors (the "Board") of Arbitron Inc. (the "Company") appointed Michael P. Skarzynski as President and Chief Executive Officer of the Company. Pursuant to the Executive Employment Agreement by and between the Company and Mr. Skarzynski described below, the Board intends to appoint Mr. Skarzynski as a director of the Company at a special Board meeting as soon as practicable.

During 2008, Mr. Skarzynski, age 52, served as President and Chief Executive Officer of Iptivia, Inc., a privately held network performance management software company. From 2007 to 2008, he was founder and Managing Director of Red Lion Technologies, a consulting firm. From 2005 to 2007, Mr. Skarzynski was Chief Executive Officer of Performance Technologies, Inc., a NASDAQ listed telecommunications and IP networking equipment company. From 2003 to 2005, he was Vice President – International Operations for UTStarcom, Inc., a NASDAQ listed wireline, wireless, optical and access switching developer.

The Company has determined that there are no related person transactions between the Company and Mr. Skarzynski within the meaning of Item 404(a) of Regulation S-K.

Also effective as of January 12, 2009 and as previously announced, upon the Board’s appointment of Mr. Skarzynski, Stephen B. Morris transitioned from his position as President and Chief Executive Officer of the Company to become an advisor to the Board. Pursuant to the terms and conditions of an Executive Transition Agreement disclosed by the Company in a Current Report on Form 8-K on December 31, 2008, Mr. Morris will remain an employee of the Company and be available to provide transition assistance, consultation, and advice through December 31, 2009 and will serve, for such time as the Board chooses, as Chairman of the Board.

Executive Employment Agreement

On January 7, 2009, the Company and Mr. Skarzynski entered into an Executive Employment Agreement, effective as of January 12, 2009 (the "Agreement") covering Mr. Skarzynski’s employment as President and Chief Executive Officer of the Company. Pursuant to the Agreement, the Board intends to appoint Mr. Skarzynski as a director of the Company at a special meeting of the Board as soon as practicable. For so long as Mr. Skarzynski remains Chief Executive Officer of the Company, the Board intends to nominate him to the Board, and if elected by the Company’s stockholders, Mr. Skarzynski will serve as a member of the Board without additional consideration while employed.

Salary and Bonus or Incentive Compensation

Pursuant to the terms and conditions of the Agreement, the Company will pay Mr. Skarzynski an annual base salary of $500,000 and Mr. Skarzynski will be eligible to receive an annual incentive bonus equal to 100% of his annual base salary upon meeting applicable performance criteria set by the Board’s Compensation and Human Resources Committee (the "Compensation Committee"). For performance exceeding such applicable performance criteria, the annual incentive bonus will be increased to an amount in excess of the target bonus up to a maximum of 200% of annual base salary, at the sole discretion of the Compensation Committee. The Company will pay an annual bonus in the minimum amount of $250,000 for 2009, provided that Mr. Skarzynski is an employee in good standing on December 31, 2009. The Compensation Committee will review the base salary no less frequently than annually. If increased, the increased base salary will become the base salary for all purposes under the Agreement.

Equity Grant

Subject to approval by the Compensation Committee, the Company will grant to Mr. Skarzynski an equity award to be valued at $1,250,000 on the date of grant, with the award divided by value into 50% stock options and 50% restricted stock units, each with respect to the Company’s common stock, par value $0.50 (the "Common Stock") (where the value for the options is determined using the Company’s standard Black-Scholes assumptions applied as of the date of grant and where the value for the restricted stock units is determined by dividing the target value for the restricted stock units by the fair market value of the Common Stock on the grant date) (the "Inducement Grant"). Subject to the Compensation Committee’s further approval, the Company will grant to Mr. Skarzynski an additional equity award prior to or in connection with the Company’s February 2009 grant cycle, valued at $1,250,000 and divided into stock options and restricted stock units in the same manner as the Inducement Grant, but based on the fair market value of the Common Stock on the grant date (the "First Year Grant"). The Inducement Grant and the First Year Grant will be made under the Company’s 1999 Stock Incentive Plan or 2008 Equity Compensation Plan (as applicable and with any successor plan, the "Stock Plans") as the Compensation Committee selects. Assuming continued employment, the stock options under the Inducement Grant and the First Year Grant will each vest in equal amounts on an annual basis over a three year period following the date of grant (beginning with one third on the first anniversary), and otherwise will contain substantially the same terms and conditions as the Company’s standard form of nonqualified stock option agreement adopted for use under the applicable Stock Plan. Assuming continued employment, the restricted stock units under the Inducement and First Year Grants will each vest in equal amounts over a four year period following the date of grant (beginning with 25% on the first anniversary) and otherwise will contain the same terms and conditions as the Company’s standard form of restricted stock unit agreement adopted for use under the applicable Stock Plan.

The Compensation Committee, at its sole discretion, will consider the grant of additional compensatory stock awards to Mr. Skarzynski no less frequently than annually.

Benefits

Mr. Skarzynski will, to the extent eligible, be entitled to participate at a level commensurate with his position in all employee welfare, benefit, and retirement plans and programs the Company provides to its executives in accordance with Company policies. Mr. Skarzynski will work at the Company’s offices in Columbia, Maryland. Providing that Mr. Skarzynski relocates to a primary residence in proximity to Columbia, Maryland, the company will reimburse Mr. Skarzynski for relocation expenses and temporary living expenses up to a maximum of $300,000. If Mr. Skarzynski’s employment ends before December 31, 2010 as a result of resignation or termination for Cause (as defined in the Agreement), Mr. Skarzynski will repay a pro rata portion of the relocation expenses to the Company. The Company will also pay Mr. Skarzynski an annual allowance of $10,000 for tax preparation and financial planning.

Potential Payments Upon Early Termination

The Company or Mr. Skarzynski may terminate the Agreement at any time for any reason, or for no reason. If Mr. Skarzynski’s employment terminates for any reason (including for Cause), the Company will pay to Mr. Skarzynski (i) any earned but unpaid annual base salary; (ii) any earned but unpaid annual bonus; (iii) any unreimbursed business expenses, in accordance with the Company’s policies; (iv) any unpaid relocation or temporary living expenses (subject to the repayment obligation described above); and (v) any amounts or benefits payable under any Company benefit plans then in effect.

In addition to the payments described above, if the Company terminates Mr. Skarzynski’s employment without Cause, Mr. Skarzynski will be entitled to receive cash severance and the full cost of health care continuation until the earlier of 18 months or subsequent coverage. If Mr. Skarzynski is entitled to receive cash severance in connection with a without Cause termination, the Company will pay to him in cash (i) an amount equal to two times the then applicable base salary; and (ii) a bonus component. If Mr. Skarzynski’s employment is terminated without Cause during 2009, the bonus component will be $500,000. If, in subsequent years, the annual bonus for the year of termination is determined by the Compensation Committee under a program intended to qualify as performance-based for purposes of Section 162(m) of the Internal Revenue Code (an "Exempt Bonus"), the bonus component will be determined under the factors for such bonus, but without the exercise by the Compensation Committee of negative discretion (with the expectation, if all performance factors are satisfied, that the bonus component would be two times target bonus). If the annual bonus for the year of termination is not intended to be an Exempt Bonus, the bonus component will be two times target bonus.

In addition to the payments described above, if, within 12 months following a Change in Control (as defined in the Agreement), Mr. Skarzynski’s employment ends on a termination without Cause, any outstanding equity compensation awards will fully and immediately vest and become exercisable.

In order to receive the severance benefits provided under the Agreement, Mr. Skarzynski must execute a release in the form provided by the Company of all legally-releasable claims that Mr. Skarzynski may then have against the Company and any of its affiliates.

Non-Competition, Non-Recruitment, and Non-Disparagement

The Agreement contains provisions pursuant to which Mr. Skarzynski has agreed that, while employed and for the longest of 12 months following termination for any reason not involving termination by the Company without Cause, 18 months following termination by the Company without Cause, and 24 months following termination by the Company without Cause within 12 months after a Change in Control, he will not directly or indirectly, subject to certain de minimis exceptions involving the ownership of publicly traded securities, compete with any part of the Company’s business. Mr. Skarzynski has agreed during employment and for 12 months thereafter not to initiate or actively participate in any other employer’s recruitment or hiring of Company employees. The Agreement also contains mutual non-disparagement provisions.

The foregoing summary of the Agreement is qualified in its entirety by the full terms and conditions of the Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ended December 31, 2008 and is incorporated herein by reference.

A copy of the press release announcing the events described above is attached as Exhibit 99.1 and is incorporated in this report by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

January 12, 2009	By:	/s/ Timothy T. Smith

Name: Timothy T. Smith
Title: Executive Vice President, Legal and Business Affairs, Chief Legal Officer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Statement of Arbitron Inc. dated January 12, 2009